UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

March 12, 2026

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory arrangements of Certain Officers.

Departure of Principal Accounting Officer

On March 12, 2026, Gregory P. Repas, Vice President & Controller, provided notice of his intention to retire from McCormick & Company, Incorporated (the “Company”), effective July 1, 2026. Mr. Repas will step down from his role as Vice President & Controller, and the Company’s Principal Accounting Officer, as of April 1, 2026. From that date until his retirement, Mr. Repas will assist with the transition to his successor.

Appointment of Principal Accounting Officer

On March 16, 2026, Julie Giese, age 46, was appointed Vice President & Controller, and the Company’s Principal Accounting Officer, effective as of April 1, 2026. These positions will not be executive officer roles within the Company. Ms. Giese joined the Company as Vice President and Assistant Corporate Controller in August 2024. Prior to that date, she was Director of Accounting for Pepco Holdings LLC from April 2016 through August 2024. Ms. Giese will receive an annual base salary of $400,000 effective with her new role and will continue to participate in the Company’s incentive compensation programs as determined by the Company from time-to-time and will also continue to participate in the Company’s various retirement and savings plans, health and welfare programs, and other benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

March 18, 2026	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary